Exhibit 5.1 HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
November 4, 2011

Board of Directors

Ellington Financial LLC

53 Forest Avenue

Old Greenwich, Connecticut 06870

Universal Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ellington Financial LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company of (i) common shares representing limited liability company interests of the Company (the “Common Shares”), (ii) preferred shares representing limited liability company interests of the Company (the “Preferred Shares”), (iii) shareholder rights to purchase Common Shares or Preferred Shares (the “Shareholder Rights”), (iv) warrants to purchase Common Shares or Preferred Shares (the “Warrants”) and (v) debt securities of the Company (the “Debt Securities,” and, together with the Common Shares, the Preferred Shares, the Shareholder Rights and the Warrants, the “Offered Securities”), having an aggregate maximum offering price not to exceed $750,000,000. The Offered Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto. Any Debt Securities will be issued pursuant to one or more open-ended indentures between the Company and trustees yet to be named. Any Shareholder Rights will be issued pursuant to one or more subscription agreements (each, a “Subscription Agreement”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference. Any Warrants will be evidenced by a warrant certificate and issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document

ATLANTA    AUSTIN    BANGKOK    BEIJING    BRUSSELS     CHARLOTTE    DALLAS    HOUSTON    LONDON    LOS ANGELES

McLEAN    MIAMI    NEW YORK    NORFOLK    RALEIGH    RICHMOND    SAN FRANCISCO    TOKYO    WASHINGTON

www.hunton.com

Board of Directors

November 4, 2011

filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the following documents:

(a)	The Registration Statement, including the Form of Indenture filed as Exhibit 4.3 to the Registration Statement (the “Indenture”), and the related form of prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(b)	The Certificate of Formation of the Company, as certified by the Secretary of State of the State of Delaware on November 3, 2011, as certified by the Secretary of the Company on the date hereof (the “Certificate of Formation”);

(c)	The Second Amended and Restated Operating Agreement of the Company, dated as of July 1, 2009, as amended, as certified by the Secretary of the Company on the date hereof (the “Operating Agreement”);

(d)	Resolutions adopted by the Board of Directors (the “Board of Directors”) of the Company on November 1, 2011 authorizing the registration, issuance and sale of the Offered Securities, as certified by the Secretary of the Company on the date hereof (the “Resolutions”); and

(e)	The certificate of the Secretary of State of the State of Delaware as to the due formation, existence and good standing of the Company, dated November 3, 2011 (the “Delaware Certificate”).

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability

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November 4, 2011

thereof upon the Company). As to factual matters, we have relied upon a certificate of the Secretary of the Company and upon certificates of public officials.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1. The Company is a limited liability company duly formed and existing under the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware.

2. With respect to the Common Shares, (a) when the terms of the issuance and sale of the Common Shares have been duly established in conformity with the Certificate of Formation and the Operating Agreement and (b) when the Common Shares have been duly issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and if all of the foregoing actions are taken in accordance with appropriate limited liability company authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such limited liability company authorization, then the Common Shares will be validly issued and, under the Delaware Limited Liability Company Act (the “DLLCA”), the purchasers of the Common Shares will have no obligation to make further payments for their purchase of the Common Shares or contributions to the Company solely by reason of their ownership of the Common Shares, except for their obligation pursuant to Section 18-607 or 18-804 of the DLLCA to repay any funds wrongfully distributed to them.

3. With respect to the Preferred Shares, (a) when the terms of the particular class or series of Preferred Shares and of the issuance and sale of such Preferred Shares have been duly established in conformity with the Certificate of Formation and the Operating Agreement, (b) with respect to a particular class or series of Preferred Shares, when the related designating amendment to the Operating Agreement establishing the relative powers, designations, preferences, rights, duties, limitations or restrictions of such Preferred Shares has been annexed to the Operating Agreement, and (c) when such class or series of Preferred Shares have been duly issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and if all of the foregoing actions are taken in accordance with appropriate limited liability company authorization of the Company, and so as not to violate

Board of Directors

November 4, 2011

any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such limited liability company authorization, then the Preferred Shares will be validly issued and, under the DLLCA, the purchasers of the Preferred Shares will have no obligation to make further payments for their purchase of the Preferred Shares or contributions to the Company solely by reason of their ownership of the Preferred Shares, except for their obligation pursuant to Section 18-607 or 18-804 of the DLLCA to repay any funds wrongfully distributed to them.

4. With respect to the Shareholder Rights, (a) when the terms of the issuance and sale of any Shareholder Rights have been duly established in conformity with the Certificate of Formation and the Operating Agreement, (b) when such Shareholder Rights have been duly issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Subscription Agreement (including a form of certificate representing the Shareholder Rights) has been duly executed and delivered and (d) when the certificates representing such Shareholder Rights have been duly executed, attested and delivered in accordance with the applicable Subscription Agreement, and if all of the foregoing actions are taken in accordance with appropriate limited liability company authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such limited liability company authorization, then such Shareholder Rights will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Shareholder Rights and the terms of the applicable Subscription Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

5. With respect to the Warrants, (a) when the terms of the particular class or series of Warrants and of the issuance and sale of such Warrants have been duly established in conformity with the Certificate of Formation and the Operating Agreement, (b) when such Warrants have been duly issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Warrant Agreement (including a form of

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November 4, 2011

certificate representing the Warrants) has been duly executed and delivered and (d) when the certificates representing such Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement, and if all of the foregoing actions are taken in accordance with appropriate limited liability company authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such limited liability company authorization, then such Warrants will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Warrants and the terms of the applicable Warrant Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

6. With respect to the Debt Securities, (a) when the terms of any class or series of Debt Securities and of the issuance and sale of such Debt Securities have been duly established in conformity with the Certificate of Formation and the Operating Agreement, (b) when the Debt Securities have been duly executed, issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (c) when such Debt Securities have been duly authenticated and delivered in accordance with the applicable Indenture, and if all of the foregoing actions are taken in accordance with appropriate limited liability company authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such limited liability company authorization, then, so long as the Debt Securities are issued in the form of Indenture with the appropriate terms of the Debt Securities included therein, such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

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November 4, 2011

In expressing the opinions above, we have assumed that (i) any Common Shares or Preferred Shares will not be issued in violation of Section 3.1(a)(i) of the Operating Agreement, as amended as of the date hereof, (ii) upon issuance, the total number of Common Shares and Preferred Shares issued and outstanding will not exceed the total number of Common Shares and Preferred Shares that the Company has authority to issue under the Operating Agreement, (iii) with respect to the Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission and (iv) each of the applicable Debt Securities, Indentures, Subscription Agreements and Warrant Agreements will have been duly executed and delivered and governed by and construed in accordance with the laws of the State of New York.

The opinion with respect to the formation, existence and good standing of the Company in the State of Delaware is based solely on the Delaware Certificate.

We do not purport to express an opinion on any laws other than the DLLCA and the laws of the State of New York. We express no opinion as to the applicability or effect of any federal or state laws regarding fraudulent transfers or fraudulent conveyances.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP